SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement [_] Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-118 or Rule 14a-12

                       ROSEDALE DECORATIVE PRODUCTS, LTD.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required

  [_] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

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[_] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                       ROSEDALE DECORATIVE PRODUCTS, LTD.
                               731 Millway Avenue
                        Concord, Ontario, Canada L4K 3S8

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL ___, 1999

                                                        Concord, Ontario, Canada
                                                                 April ___, 1999

     The Annual Meeting of Stockholders (the "Annual Meeting") of Rosedale Decorative Product, Ltd., an Ontario, Canada corporation (the "Company"), will be held at the Company=s offices located at the Holiday Inn, Yorkdale, 3450 Dufferin Street, Toronto, Ontario, Canada M6A 2V1 on June 3, 1999 at 11:00 a.m. (local time) for the following purposes:

     1. To elect five directors to the Company's Board of Directors, each to hold office until his successor is duly elected and qualified or until his earlier resignation or removal (Proposal No. 1);

     2. To approve the removal of a restriction on the issuance of the Company's Class A Special Shares that requires that shares be issued to officers and directors only on the same terms as it is offered to all other existing shareholders or to new shareholders (Proposal No. 2);

     3. To consider and act upon a proposal to ratify the Board of Directors= selection of Schwartz Levitsky Feldman as the Company=s independent auditors for the fiscal year ending December 31, 1999 (Proposal No. 3); and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on April 1, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                             By Order of the Board of Directors,

                                                             /s/ SIDNEY ACKERMAN

                                                                 Sidney Ackerman
                                                                       President

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                                    IMPORTANT
                                    ---------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          THANK YOU FOR ACTING PROMPTLY
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
                        ROSEDALE DECORATIVE PRODUCT, LTD.
                               731 Millway Avenue
                        Concord, Ontario, Canada L4K 3S8


                                 PROXY STATEMENT

                                     GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Rosedale Decorative Product, Ltd., an Ontario, Canada corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company=s offices located at 731 Millway Avenue, Concord, Ontario, Canada L4K 3S8 on May 20, 1999 at 1:00 p.m. (local time), and any adjournment or postponement thereof. Only holders of record of the Company=s common stock, no par value per share (the ACommon Stock@) on April 1, 1999 (the ARecord Date@) will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 2,765,000 shares of Common Stock.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. Any proxy given is revocable prior to the Meeting by an instrument revoking it or by a duly executed proxy bearing a later date delivered to the President of the Company. Such proxy is also revoked if the stockholder is present at the Meeting and elects to vote in person.

     The Company will bear the entire cost of preparing, assembling, printing and mailing the proxy materials furnished by the Board of Directors to stockholders. Copies of the proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which the Company will bear.

     This Proxy Statement and the accompanying form of proxy is being sent or given to stockholders on or about April 19, 1999.

     Stockholders of the Company=s Common Stock are entitled to one vote for each share held. Such shares may not be voted cumulatively.

     Each validly returned proxy (including proxies for which no specific instruction is given) which is not revoked will be voted AFOR@ each of the proposals as described in this Proxy Statement and, at the proxy holders= discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

     Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows. Those persons will be elected directors who receive a plurality of the votes cast at the Meeting in person or by proxy and entitled to vote on the election. Accordingly, abstentions or directions to withhold authority will have no effect on the outcome of the vote. For each other matter specified in the Notice of Annual Meeting of Stockholders, the affirmative vote of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the Meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees

     At the Annual Meeting, the stockholders will elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted AFOR@ the election of each of the five nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.


Name                                 Age        Position


Alan Fine                             53        Chief Executive Officer and Chairman of the Board

Sidney Ackerman                       53        President and Director

Norman G. Maxwell                     51        Chief Financial Officer, Operations Manager and Director

Ken Page                              36        Director

Gregory Sichenzia                     36        Director


     The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the Company or other organization in which such occupation or employment is carried on, and such nominee=s business experience during the past five years, has been furnished to the Company by the respective director nominees:

     Alan Fine has served as the Chief Executive Officer and Chairman of the Board of the Company since its inception in May 1997. In 1982, Mr. Fine founded Rosedale Wallcoverings & Fabrics Inc. and has served as the President of Rosedale Wallcovering & Fabrics, Inc. since 1987. Mr. Fine has also served as the Secretary for Ontario Paint & Wallpaper Ltd since 1978. From 1972 to 1977 Mr. Fine was the Manager of Wallpaper Distribution for Ontario Paint & Wallpaper Ltd.

     Sidney Ackerman has served as the President of the Company since its inception in May 1997. In 1971, Mr. Ackerman was responsible for the development of Ontario Wallcoverings which became the wallpaper distribution arm of Ontario Paint & Wallpaper Ltd. In June 1978, Mr. Ackerman was elected Director and Treasurer of Ontario Paint & Wallpaper Ltd. Since 1994, Mr. Ackerman has served as the President of Ontario Paint & Wallpaper Ltd.

     Norman G. Maxwell has been Chief Financial Officer and Operations Manager of the Company since its inception in May 1997 and has served as a director of the Company since May 1997. Prior thereto, since 1992, Mr. Maxwell has served as the Vice President of Finance with Ontario. From 1989 to 1992, Mr. Maxwell served as the Comptroller of Ontario. Mr. Maxwell has been in the wallcovering industry for over 20 years and has been a Certified Management Accountant since 1977.

     Ken Page has been a Director of the Company since June 1998. Since 1992 Mr. Page has been a partner of the law firm of Page Hill in Toronto, Ontario, Canada. Mr. Page graduated from the University of Western Ontario with an LLB in 1986 and was admitted to the bar in Ontario 1988.

     Gregory Sichenzia has been a Director of the Company since August 1998. Mr. Sichenzia is a partner of the law firm of Sichenzia, Ross & Friedman LLP in New York, New York and has been since May 1998. He had been a partner of Singer Zamansky LLP in New York, New York, since November 1996. Prior thereto and since August 1994, he had been an associate attorney at Schneck Weltman Hashmall & Mischel LLP in New York City.

     Sichenzia, Ross & Friedman LLP serves as the Company=s United States legal counsel for all securities related matters

     Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1998, the Board of Directors of the Company held two (2) meetings and acted by unanimous written consent on two
(2) occasions. No director attended fewer than 75% of the total number of meetings of the Board of Directors during the last fiscal year.

     The Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee consists of three directors, Gregory Sichenzia, Ken Page and Sidney Ackerman. Mr. Sichenzia and Mr. Page are independent directors who are not salaried officers of the Company. The purpose of the Compensation Committee is to review the Company's compensation of its executives, to make determinations relative thereto and to submit recommendations to the Board of Directors with respect thereto in order to ensure that such officers and directors receive adequate and fair compensation. The Compensation Committee is also responsible for administering the Company's 1998 Stock Option Plan. The Compensation Committee met 1 time during the last fiscal year.

     The Audit Committee is composed of three directors, Gregory Sichenzia, Ken Page and Alan Fine. The Audit Committee is responsible for the general oversight of audit, legal compliance and potential conflict of interest matters, including
(a) recommending the engagement and termination of the independent public accountants to audit the financial statements of the Company, (b) overseeing the scope of the external audit services, (c) reviewing adjustments recommended by the independent public accountant and address disagreements between the independent public accountants and management, (d) reviewing the adequacy of internal controls and management=s handling of identified material inadequacies and reportable conditions in the internal controls over financial reporting and compliance with laws and regulations, and (e) supervises the internal audit function, which may include approving the selection, compensation and termination of internal auditors. The Audit Committee met one (1) times during the last fiscal year.

     The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to Norman Maxwell at the Company's address set forth above.

                            COMPENSATION OF DIRECTORS

     Directors currently receive no cash fees for services provided in that capacity, but are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any committee thereof they attend. The Company is currently reviewing its policy on compensation of outside directors and may pay outside directors in the future.


                          RECOMMENDATION OF THE BOARD:

   THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

     The proxy holders intend to vote the shares represented by proxies for all of the board=s nominees, except to the extent authority to vote for the nominees is withheld.



                                 PROPOSAL NO. 2

        REMOVAL OF RESTRICTIONS ON THE ISSUANCE OF CLASS A SPECIAL SHARES

     At the Annual Meeting, the Company's stockholders are being asked to approve a resolution to remove certain restrictions on the issuance of the Company=s Class A Special Shares.

     The Company=s Articles of Incorporation authorize the issuance of an unlimited number of shares of Class A Special Shares (the ASpecial Shares@) with such designations, rights and preferences as shall be determined from time to time by the Board of Directors. Accordingly, the Company=s Board of Directors is empowered, without stockholder approval, to issue Special Shares with voting, liquidation, conversion or other rights that could adversely affect the rights of the holders of the Common Stock. In the Company=s final prospectus distributed in connection with the Company=s initial public offering in June 1998, the Company made an undertaking that it would not offer the Special Shares to certain officers and directors of the Company except on the same terms as it is offered to all other existing shareholders or new shareholders. The undertaking was necessary solely to qualify the Company=s securities for sale in the State of Oregon. The Company may now rely on an after-market trading exemption for the sale of its securities in that State. The Board believes that the restriction on the Special Shares no longer serves any purpose and the Board, therefore, believes that removal of the restriction on the Special Shares is in the best interest of the Company and should be approved by its shareholders.

     First, Management believes that such a limitation on the issuance of the Company=s Special Shares limits the ability of the Company to effectively manage the Company=s operations. The adoption of this proposal would benefit the Company by strengthening its ability to attract, retain and motivate existing and new management and directors upon whose judgment, interest and special effort, the successful conduct of its operation is largely dependent. For this purpose, the Board may deem it necessary and appropriate at some point in the future to issue Special Shares under an employee stock incentive benefits. In addition, the Company may also want to issue Special Shares to non-employee directors as a means through which such directors would be encouraged to acquire stock ownership, thereby strengthening their commitment to the welfare and growth of the Company. Such a plan would provide a direct incentive for our outside directors to become stockholders in the Company and as a means of retaining such directors as member of the Board. The Company does not currently have any plans to issue any Special Shares or adopt an employee stock benefits plan involving the Special Shares.

     Second, the Board of Directors believes that the restriction on the issuance of the Special Shares could potentially hinder the ability of the Company to fend off an inadequately priced tender offer or hostile takeover attempt. Removal of the restrictions would ultimately be in the best interests of all the stockholders since the Board of Directors would have the ability to issue Special Shares to deter or delay an attempted takeover that the Board of Directors considered to be not in the best interests of the Company and its stockholders. The ability of the Company to issue the Special Shares without restriction could enhance the ability of the Board and ultimately the stockholders, to negotiate from the strongest practical position with any potential acquiring corporation or group. The Board could also consider the adoption of a stockholder rights plan involving the Special Shares. Such plans are designed to protect the stockholders from unfair or coercive takeover attempts and to prevent a potential acquiror from gaining control of a company without fairly compensating all of the Company=s stockholders.

     Any future issuance of Special Shares would have to comply with the Board=s fiduciary duty to act in the best interest of the Company and its shareholders. Stockholders should be aware, however, that rights plans are viewed by certain investors to be detrimental to stockholder value because they may render more difficult or even discourage an acquisition attempt or other transaction that a majority of the stockholders might believe to be in their best interest, thereby depriving stockholder of the opportunity to receive a premium for their stock over the then-current market price of such stock that might have been be obtained in the absence of such plans. Rights plans have also been criticized by certain investors as making the removal of management more difficult. The Board has no current plans to issue any such stock, nor is the Board aware of any current proposals by any party to acquire control of the Company.

     Removal of the restrictions on the issuance of Special Shares may provide a benefit that inures to the advantage of management and directors of the Company. Certain officers and directors of the Company would be eligible to receive Class A Special Shares on more favorable terms than are generally available to other shareholders. However, the Board of Directors believes that the removal of this restriction is ultimately in the best interests of the Company and its stockholders because such shares may be used to attract and retain qualified management and directors and will give the Board substantial leverage in negotiating a merger or takeover of the Company.

                          RECOMMENDATION OF THE BOARD:

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF A RESOLUTION TO REMOVE THE RESTRICTIONS ON THE ISSUANCE OF CLASS A SPECIAL SHARES.

     The proxy holders intend to vote the shares represented by proxies to approve the resolution removing the restrictions on the issuance of shares of the Company=s Class A Special Shares, except to the extent authority to vote for the resolution is withheld.

                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Schwartz Levitsky Feldman, Chartered Accountants, has served as the operating subsidiaries independent auditors since 1994 and the Company's independent auditors since its inception in 1997 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 1999. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. Schwartz Levitsky Feldman has no interest, financial or otherwise, in the Company.

     Representatives from the accounting firm of Schwartz Levitsky Feldman will be present at the Meeting will be afforded the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                          RECOMMENDATION OF THE BOARD:

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

     The proxy holders intend to vote the shares represented by proxies to ratify the appointment of Schwartz Levitsky Feldman as the Company=s independent auditors for the fiscal year ending December 31, 1999, except to the extent authority to vote for such approval is withheld.

                          STOCK OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding ownership of the Company=s Common Stock as of December 31, 1998, by (i) all persons known by the Company to be beneficial owners of five percent (5%) or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company, (iv) all directors and executive officers of the Company as a group.

                                                         Number of Shares    Approximate
                                                            Beneficially     Percentage of
Name (1)                                                    Owned            Common Stock

Sidney Ackerman(2) .................................        375,000          13.6%

Alan Fine(3) .......................................        562,500          20.3%

Rosalyn Fine(4) ....................................        187,500           6.8%

The Ackerman Family Trust(5) .......................        375,000          13.6%

All Executive Officers and Directors
as a Group (two persons) ...........................        937,500          33.9%

-------------------

     (1) Unless otherwise indicated, the address is c/o Rosedale Decorative Products Ltd., 731 Millway Avenue, Concord, Ontario, Canada L4K 3S8.

     (2) Does not include 375,000 shares of Common Stock held by the Ackerman Family Trust. Includes 106,500 shares of Common Stock owned by 1274152 Ontario Inc. of which Sidney Ackerman is a 25% owner.

     (3) Includes 268,500 shares of Common Stock owned by 454590 Ontario Limited of which Alan Fine and the Fine Family Trust are shareholders and includes 159,750 shares of Common Stock owned by 1274152 Ontario Inc. of which Alan Fine is a 12.5% owner.

     (4) Includes 53,250 shares of Common Stock owned by 1274152 Ontario, Inc. of which Rosalyn Fine is a 12.5% owner. Rosalyn Fine is the former wife of Alan Fine and the sister of Sidney Ackerman.

     (5) The Ackerman Family Trust owns 375,000 shares of Common Stock, including 106,500 shares of Common Stock owned by 1274152 Ontario, Inc. of which The Ackerman Family Trust is a 25% owner, held in trust for the benefit of Sidney Ackerman's wife and two minor children. Sheldon Shapiro and Fred Stoppell are trustees of The Ackerman Family Trust. Under the terms of the trust instrument, the trustees have the power to vote the shares.

Voting Agreement

     Effective March 31, 1998, Sidney Ackerman, Alan Fine, The Ackerman Family Trust, 1274152 Ontario Inc. and 454590 Ontario Limited (the "Shareholders"), entered into a Common Stock voting agreement. Pursuant to the terms of the voting agreement, each of the Shareholders agrees to vote all of their Shares unanimously in respect of any matter to be voted on at any meeting of the shareholders of the Company. In the event the Shareholders cannot express unanimity or any of them abstains from voting then the Shareholders agree to vote all of their Shares against such matter or withhold all of their votes in respect of such matter as applicable and to so instruct their proxies. The provisions of the voting agreement shall apply to any shares in the capital stock of the Company to which voting rights attach which may be issued to the Shareholders at any time during the term of the voting agreement and any shares in the capital stock of the Company which are issued in replacement of any shares or after acquired shares. The voting agreement does not apply to any shares that are sold or transferred to a Shareholder and does not apply to any shares that are sold or transferred to a third party in an arm's-length transaction. The voting agreement terminates upon Sidney Ackerman or Alan Fine being no longer employed by the Company or any of its subsidiaries or the date upon which any Shareholder divests itself of all shares in an arm's-length transaction for fair market consideration, whichever is earlier.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain summary information with respect to the compensation paid to the Company's Chief Executive Officer, and the Company's President, for services rendered in all capacities to the Company for the fiscal period ended December 31, 1998. Other than as listed below, the Company had no executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year:

                           Summary Compensation Table


                                                                              Long-Term Compensation
                                                                          Awards                Payouts

                                                                             Securities  Options       All Other
                                                                 Restricted  Underlying               Compensation
                                                Other             Stock      Options/    LTIP             ($)
Name and Position            Year(1)  Salary    Compen     Bonus  Awards      SARS       Payouts ($)
                                                sation                      (#)(1)(2)
Alan Fine(1) ..............   1998   $160,000   $  7,602       --     --        --         --             --
Chief Executive ...........   1997   $173,360   $  7,020       --     --        --         --             --
Officer ...................   1996   $ 41,068   $  8,582   $121,003   --        --         --             --

Sidney Ackerman(1)President   1998   $160,000   $  8,995       --     --        --         --             --
                              1997   $173,360   $  9,595       --     --        --         --             --
                              1996   $ 41,068   $  8,621   $121,003   --        --         --             --

(1) Reflects total compensation received from both the Company's Ontario and Rosedale subsidiaries.

                       STOCK OPTIONS GRANTS AND EXERCISES

     No stock options were granted to the named executive officers during the last completed fiscal year.

     The following table shows the value at December 31, 1998 of unexercised options held by the named executive officers:

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

                                                                      Number of securities           Value of unexercised in-the-
                                                                           underlying                money options at fiscal year-
                                                                           unexercised                             end ($)
                               Shares acquired on      Value          options at fiscal year-end
Name                              Exercise            Realized ($)     Exercisable/unexercisable        Exercisable/unexercisable

Alan Fine, Chief Executive Officer   0                    0                       0/0                              0/0

Sidney Ackerman, President           0                    0                       0/0                              0/0
------------------------------------------------------------------------------------------------------------------------------------

                              EMPLOYMENT CONTRACTS

     On June 18, 1998, Alan Fine and Sidney Ackerman both entered into five year employment agreements with the Company. Alan Fine is retained as Chief Executive Officer of the Company at an annual salary of $160,000. Sidney Ackerman is retained as President of the Company at an annual salary of $160,000.

     The employment agreements with Alan Fine and Sidney Ackerman provide that upon the death of any of the two employees that three years full salary will be paid to the employee's estate in a lump sum payment. The agreements also provide for reimbursement of reasonable business expenses.

     Alan Fine and Sidney Ackerman are entitled to bonuses of up to $10,000 each based on achieving sales, profitability and management goals as predetermined by the Board of Directors or compensation committee and other subjective criteria as determined by the Board of Directors or Compensation Committee.

     Alan Fine and Sidney Ackerman shall each receive $20,000 per year additional compensation, including car allowance, insurance and retirement savings with matched contributions by the Company and such other perquisites.

     Upon the resignation, or exercise of retirement option upon reaching the age of 60, the Company shall pay the employee a lump sum resignation allowance equal to three years salary plus equivalent in benefits. Based upon any wrongful termination of either Alan Fine or Sidney Ackerman, the Company shall pay the employee a lump sum resignation allowance of 5 years salary and equivalent in benefits.

     In the event that there is a change in control of the Company, through an acquisition where any person acquires more than 50% of the shares of the Company, an amalgamation, consolidation or merger with another corporation resulting in at least 50% of the voting shares of the surviving corporation being controlled by a new acquirer or the sale directly or otherwise of all of the assets of the Company to a third party in a non-distress situation, then the Company shall pay to Alan Fine and Sidney Ackerman a lump sum payment equal to the sum of one and one-half times their respective annual salaries paid or payable in respect of the most recently completed fiscal year.

Stock Option Plan

     The Company has adopted a Stock Option Plan (the "1998 Plan"), pursuant to which 750,000 shares of Common Stock are reserved for issuance.

     The 1998 Plan is administered by the Compensation Committee or the board of directors, who determine, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

     The 1998 Plan is for a period for ten years. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. Options granted under the 1998 Plan may be exercisable for up to ten years, may require vesting, and shall be at an exercise price all as determined by the board. Options will be non-transferable except to an option holder's personal holding company or registered retirement savings plan and are exercisable only by the participant during his or her lifetime.

     If a participant ceases affiliation with the Company by reason of death, permanent disability or retirement at or after age 70, the option remains exercisable for three months from such occurrence but not beyond the option's expiration date. Other termination gives the participant three months to exercise, except for termination for cause which results in immediate termination of the option.

     Options granted under the 1998 Plan, at the discretion of the compensation committee or the board, may be exercised either with cash, Common Stock having a fair market equal to the cash exercise price, the participant's personal recourse note, or with an assignment to the Company of sufficient proceeds from the sale of the Common Stock acquired upon exercise of the Options with an authorization to the broker or selling agent to pay that amount to the Company, or any combination of the above.

     The exercise price of an option may not be less than the fair market value per share of Common Stock on the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of Canada (the "ITA"). The exercise price of all future options will be at least 85% of the fair market value of the Common Stock on the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a shareholder pursuant to subsection 15(1) of the ITA.

     Options under the 1998 Plan must be issued within ten years from the effective date of the 1998 Plan.

     Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 1998 Plan.

     The 1998 Plan may be terminated or amended at any time by the board of directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1998 Plan may not be increased without the consent of the shareholders of the Company.

     Information regarding executive compensation will appear under the caption "Executive Compensation" in the Information Statement and is incorporated herein by reference.

                          TRANSACTIONS WITH MANAGEMENT

     In 1995, Alan Fine, Chief Executive Officer of the Company and Sidney Ackerman, President of the Company each loaned funds to the Company's Ontario and Rosedale subsidiaries. As at December 31, 1998, the outstanding amounts of loans made by Alan Fine to Ontario and Rosedale were $234,841 and $460,108, respectively, and the outstanding amount of the loans made by Sidney Ackerman to Ontario and Rosedale were $164,229 and $315,809, respectively. These loans are secured by a general security agreement on the personal property of Rosedale and Ontario and bear interest at a rate equal to the prime rate of interest charged by the National Bank of Canada plus 1.5% per annum and are payable on demand.

     Alan Fine, Chief Executive Officer of the Company, and Sidney Ackerman, President of the Company, own all of the issued and outstanding capital stock of 966578 Ontario Inc. and 976168 Ontario Inc. The Company leases space for its retail store, located in downtown Toronto, from 966578 Ontario Inc. The lease calls for rental payments in the amount of $16,100 per annum, plus general sales taxes, payable in equal monthly instalments of $1,342. The lease is for a one year term, automatically renewable from year to year unless terminated in writing by either the landlord or the tenant on 30 days written notice.

     In 1995, two related companies, 966578 Ontario Inc. and 976168 Ontario Inc. were loaned funds by the Company. As of December 31, 1997, the Company had outstanding loan receivables from 976168 Ontario Inc. in the amount of $1,933. The loans bear interest at a rate equal to the prime rate of interest as charged by the National Bank of Canada plus 1.5% and are payable on demand.

     The Company has second mortgages from two related companies, 1216748 Ontario Inc. and 1217576 Ontario Inc., both of which are 50% owned by Sidney Ackerman, President and Alan Fine, Chief Executive Officer. The principal amount of the loans from 1216748 Ontario Inc. and 1217576 Ontario Inc. are $168,768 and $153,073, respectively. The mortgages are secured by land and buildings and bear interest at 9% per annum and are payable on demand.

     The Company has available credit facilities up to a maximum of $6,635,000 which bear interest at rates varying between the bank's prime rate and prime plus .25%. The credit facilities are secured by general assignments of book debts, pledge of inventory under Section 427 of the Bank Act of Canada, general security agreements providing a first floating charge over all assets, guarantees and postponement of claims to a maximum of $1,630,000 from the Company and its subsidiaries, guarantees from affiliated companies up to $555,000, assignment of life insurance of $1,000,000 on each of the lives of two key officers and assignment of fire insurance.

     During fiscal year 1998, the Company paid Sichenzia, Ross & Friedman LLP an aggregate of $190,947.88. These fees included legal fees for a protracted initial public offering of the Company=s securities, qualifying the Company=s securities for listing on the Nasdaq Stock Market and for sale in various states as well as ongoing legal services. Gregory Sichenzia is a partner of Sichenzia, Ross & Friedman LLP (ASRF@) and has also served as director of the Company since August 1998. SRF now receives $4,000 per month from the Company for ongoing legal services.

      DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders intended to be presented at next year=s Annual Meeting of Stockholders must be received by Norman Maxwell at Rosedale Decorative Product, Ltd., 731 Millway Avenue, Concord, Ontario, Canada L4K 3S8, no later than December 1, 1999.

                              OTHER PROPOSED ACTION

     The Board of Directors is not aware of any other business which will come before the Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1998, all Reporting Persons complied with all applicable filing requirements.

              AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

     THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO NORMAN MAXWELL, ROSEDALE DECORATIVE PRODUCT, LTD., 731 MILLWAY AVENUE, CONCORD, ONTARIO, CANADA L4K 3S8, TELEPHONE NUMBER (416) 593-4519. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY MAY 1, 1999.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                             By Order of the Board of Directors,

                                                             /s/ Sidney Ackerman

                                                                 Sidney Ackerman
                                                                       President


Concord, Ontario
Canada
April ____, 1999

                                  PROXY PROXY



                       ROSEDALE DECORATIVE PRODUCTS, LTD.

               PROXY FOR ANNUAL MEETING TO BE HELD ON June 3, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alan Fine and Sidney Ackerman, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of Rosedale Decorative Product, Ltd. (the ACompany@), which the undersigned would be entitled to vote, at the Company=s Annual Meeting of Stockholders to be held on June 3, 1999 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

     In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

     IMPORTANT--This Proxy must be signed and dated on the reverse side.

                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT!


Dear Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of Rosedale Decorative Product, Ltd. to be held at the Company=s offices located at the Holiday Inn Yorkdale, 3450 Dufferin Street, Toronto, Ontario, Canada M6A 2V1 on June 3, 1999 at 11:00 a.m. (local time).

     Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-3


1.  ELECTION OF DIRECTORS --                                           For                           Withhold
    Nominees:
         Alan Fine                                                     [_]                             [_]
         Sidney Ackerman                                               [_]                             [_]
         Norman G. Maxwell                                             [_]                             [_]
         Ken Page                                                      [_]                             [_]
         Gregory Sichenzia                                             [_]                             [_]



    (Except nominee(s) written above)

                                               For   Against   Abstain

2.   Proposal  to remove  restrictions  on the [_]     [_]       [_]  issuance  of Class A
     Special Shares.

                                               For   Against  Abstain
3.   Proposal to ratify  Schwartz  Levitsky    [_]     [_]       [_] Feldman as  independent
     auditors.

If you plan to attend the Annual Meeting please mark this box    [_]

Dated:________________, 1999

Signature ______________________________________________________________________

Name (printed) _________________________________________________________________

Title __________________________________________________________________________

     Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.